Exhibit 99.1

Food Company, Inc.

One Dole Drive • Westlake Village, CA 91362 • 818-874-4000 • Fax 818-874-4625

NEWS RELEASE

Contact: Joseph Tesoriero

Phone: (818) 879-6900

Beth Potillo

Phone: (818) 879-6733

DOLE FOOD COMPANY, INC. ANNOUNCES FOURTH QUARTER

AND FULL YEAR RESULTS

WESTLAKE VILLAGE, California – March 15, 2012 – Dole Food Company, Inc. today announced financial and operating results for the fourth quarter and full year ended December 31, 2011. For the fourth quarter, Dole reported Adjusted EBITDA of $53 million compared to $31 million for the fourth quarter of 2010. GAAP income from continuing operations for the fourth quarter of 2011 was $4 million, or $0.05 per share, compared to a loss of $36 million, or ($0.41) per share, in the fourth quarter of 2010. Comparable Income from continuing operations for the fourth quarter improved to a loss of $2 million or ($0.02) per share versus a loss of $31 million or ($0.35) per share in the fourth quarter of 2010 (see Exhibit 2).

For the full year, Dole reported Adjusted EBITDA of $386 million compared to $364 million in 2010. Dole reported GAAP income from continuing operations for fiscal year 2011 of $42 million or $0.47 per share, compared to a loss of $34 million or ($0.39) per share in 2010. Comparable Income from continuing operations for fiscal year 2011 was $121 million or $1.38 per share, compared to $40 million or $0.46 per share in 2010 (see Exhibit 2).

“We are very pleased with Dole’s strong fourth quarter earnings. Adjusted EBITDA of $53 million in the quarter was a 70% improvement over the previous year as a result of solid performances in each of our operating segments,” said David A. DeLorenzo, Dole’s President and CEO. “The cost reduction programs set forth in the past two years have helped improve earnings despite increasing input costs and the strength of foreign currencies. Going forward, we continue to be encouraged by consumer acceptance of our new product introductions as well as the strength of our core products. We are also pleased to report that we have entered into an agreement to sell our distribution company in Germany. This pending sale is in line with our continuing plan to divest non-core assets, and will further our goal to reduce debt and improve operating margins.”

Selected Financial Results from Continuing Operations:

	00000000	00000000	00000000	00000000
	Quarter Ended		Fiscal Year
	December 31, 2011	January 1, 2011	December 31, 2011	January 1, 2011
	(In millions)
Revenues, net	$1,536	$1,557	$7,224	$6,893
Operating income (loss)	18	(11)	230	194
Adjusted EBITDA	53	31	386	364
Comparable Income (loss)	(2)	(31)	121	40

See “Non-GAAP Measurements” below for discussion of EBIT and Adjusted EBITDA.

Revenues

For fiscal 2011, revenues increased 5% to $7.2 billion. Higher sales were reported in all three of Dole’s operating segments. Fresh fruit sales increased 5% primarily as a result of improved local pricing worldwide for bananas and higher volumes of bananas sold in North America and Asia. In addition, favorable foreign currency exchange movements in Europe and Japan benefitted revenues. Packaged foods revenues increased 7% primarily due to higher sales across all major product lines. Fresh vegetables revenues increased 2% as a result of improved pricing for packaged salads, higher sales of berries due to the fourth quarter acquisition of SunnyRidge partially offset by lower sales of fresh-packed vegetables.

Adjusted EBITDA

For fiscal 2011, Adjusted EBITDA was $386 million compared to $364 million 2010. The increase in Adjusted EBITDA was primarily due to higher fresh fruit earnings, which increased as a result of higher banana earnings worldwide as well as higher earnings in the European ripening and distribution and Chilean deciduous fruit businesses. Excluding a $5.3 million legal settlement recorded in the fourth quarter of 2010, fresh vegetables earnings increased by 5% as improved performance in packaged salads were partially offset by weak pricing for iceberg lettuce. Packaged foods earnings were lower as higher product and selling, marketing and general administrative expenses were partially offset by improved pricing worldwide.

Segment Information

	Quarter Ended		Fiscal Year
	December 31, 2011	January 1, 2011	December 31, 2011	January 1, 2011
Revenues from external customers:	(In millions)
Fresh fruit	$1,026	$1,064	$5,024	$4,793
Fresh vegetables	216	208	1,002	978
Packaged foods	294	285	1,197	1,121
Corporate	-	-	1	1

	$1,536	$1,557	$7,224	$6,893

	Quarter Ended		Fiscal Year
	December 31, 2011	January 1, 2011	December 31, 2011	January 1, 2011
EBIT:	(In millions)
Fresh fruit EBIT	$(6)	$(25)	$172	$118
Fresh vegetables EBIT	7	7	31	34
Packaged foods EBIT	34	29	97	107

Total operating segments	35	11	300	259
Corporate:
Unrealized loss on cross currency swap	-	(7)	(4)	(67)
Net loss on long-term Japanese Yen hedges	-	-	(20)	-
Net unrealized gain (loss) on foreign denominated instruments	3	3	(2)	(3)
Share-based compensation	(2)	(1)	(6)	(5)
Refinancing charges and loss on early retirement of notes	-	-	(26)	(5)
Operating and other expenses	(14)	(12)	(51)	(36)

Corporate	(13)	(17)	(109)	(116)

Total EBIT before disc. ops.	$22	$(6)	$191	$143

See Exhibit 2 for further detailed information on segments.

Cash and Debt

	December 31, 2011		January 1, 2011
Cash:	(In millions)
Cash and cash equivalents	$129	*	$180	*

Total Debt:
Revolving credit facility	$69		$-
Term loan facilities	896		830
Senior Notes and Debentures	645		697
Other debt, net of debt discount	70		76

Total Debt	$1,680		$1,603

Net Debt	$1,551		$1,423

*	Includes $6 million and $10 million of restricted cash at December 31, 2011 and January 1, 2011.

Conference Call

Dole will hold a conference call for investors to discuss its results at 4:45 p.m. ET today. Access to a live audio webcast is available at http://investors.dole.com under “Webcasts.” Toll-free telephone access will be available by dialing 866-788-0538 in the United States and 857-3580-1676 from international locations and providing the conference code 15667144. A replay of the call will be available until March 22, 2012. To access the telephone replay, dial 888-286-8010 from the United States and 617-801-6888 from international locations and enter the confirmation code 80471933. A replay of the webcast will be archived and available at www.dole.com.

About Dole Food Company

Dole, with 2011 net revenues of $7.2 billion, is the world’s largest producer and marketer of high-quality fresh fruit and fresh vegetables, and is the leading producer of organic bananas. Dole markets a growing line of packaged and frozen fruit and is a produce industry leader in nutrition education and research.

Forward-looking Statements

This release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Forward looking statements, which are based on management’s current expectations, are generally identifiable by the use of terms such as “may,” “will,” “expects,” “believes,” “intends,” “anticipates” and similar expressions. The potential risks and uncertainties that could cause actual results to differ materially from those expressed or implied herein include weather-related phenomena; market responses to industry volume pressures; product and raw materials supplies and pricing; energy supply and pricing; changes in interest and currency exchange rates; economic crises and security risks in developing countries; international conflict; and quotas, tariffs and other governmental actions. Further information on the factors that could affect Dole’s financial results is included in its SEC filings, including its Annual Report on Form 10-K.

Non-GAAP Financial Measures

Earnings before interest, taxes and discontinued operations (“EBIT before discontinued operations”), Adjusted EBITDA and Comparable Income (loss) from continuing operations (total and per share) are measures commonly used by financial analysts in evaluating the performance of companies. EBIT before discontinued operations is calculated from net income by adding interest expense and income tax expense, and subtracting income from discontinued operations, net of income taxes, and gain on disposal of discontinued operations, net of income taxes. Adjusted EBITDA is calculated from EBIT before discontinued operations by: (1) adding depreciation and amortization; (2) adding the net unrealized loss or subtracting the net unrealized gain on foreign currency and bunker fuel hedges and the cross currency swap which do not have a more than insignificant financing element present at contract inception; (3) adding the net loss or subtracting the net gain on the long-term Japanese yen hedges; (4) adding the foreign currency loss or subtracting the foreign currency gain on the vessel obligations; (5) adding the net unrealized loss or subtracting the net unrealized gain on foreign denominated instruments; (6) adding share-based compensation expense; (7) adding refinancing charges and loss on early retirement of notes; (8) adding charges for restructuring and long-term receivables; (9) for 2009, adding the debt retirement costs in connection with the initial public offering; and (10) subtracting the gain on asset sales. Due to the fact that the long-term Japanese yen hedges had more than an insignificant financing element at inception, the liability is treated similar to a debt instrument and the associated cash flows are classified as a financing activity. As a result, both the realized and unrealized gains and losses related to these hedges are subtracted from or added back to EBIT before discontinued operations when calculating Adjusted EBITDA. Comparable Income (loss) from continuing operations is calculated from income (loss) from continuing operations by adding charges for restructuring and long-term receivables, net of income taxes, adding the net unrealized loss or subtracting the net unrealized gain on foreign currency and bunker fuel hedges and the cross currency swap, net of income taxes, adding the net loss or subtracting the net gain on the long-term Japanese yen hedges, net of income taxes, adding the foreign currency loss or subtracting the foreign currency gain on the vessel obligations, net of income taxes, adding the net unrealized loss or subtracting the net unrealized gain on foreign denominated instruments, net of income taxes, adding the refinancing charges and loss on early retirement of notes, net of income taxes, subtracting the gain on legal settlements, net of income taxes, and subtracting the gain on asset sales, net of income taxes. These items have been adjusted because management excludes these amounts when evaluating the performance of Dole. Net debt is calculated as total debt less cash.

EBIT before discontinued operations, Adjusted EBITDA and Comparable Income (loss) from continuing operations (total and per share) are not calculated or presented in accordance with U.S. GAAP and are not a substitute for net income attributable to Dole Food Company, Inc., net income, income from continuing operations, cash flows from operating activities or any other measure prescribed by U.S. GAAP. Further, EBIT before discontinued operations, Adjusted EBITDA and Comparable Income (loss) from continuing operations (total and per share) as used herein are not necessarily comparable to similarly titled measures of other companies. However, Dole has included these three measures herein because management believes that they are useful performance measures for Dole and for securities analysts, investors and others in the evaluation of Dole.

Exhibit 1

Reconciliation of net income (loss) to EBIT before discontinued operations and Adjusted EBITDA:

	Quarter Ended		Fiscal Year

	December 31, 2011	January 1, 2011	December 31, 2011	January 1, 2011
	(In millions)
Net income (loss)	$4	$(37)	$42	$(30)
Discontinued operations, net	-	1	-	(4)

Income (loss) from continuing operations	4	(36)	42	(34)
Interest expense	30	37	142	164
Income taxes	(12)	(7)	7	13

EBIT before discontinued operations	22	(6)	191	143
Depreciation and amortization	25	26	104	114
Net unrealized (gain) loss on derivative instruments	(1)	6	7	65
Net loss on long-term Japanese yen hedges	1	-	21	-
Foreign currency gain on vessel obligations	-	(1)	-	(3)
Net unrealized (gain) loss on foreign denominated instruments	(3)	(4)	3	3
Share-based compensation	2	2	9	7
Charges for restructuring and long-term receivables	8	8	30	33
Refinancing charges and loss on early retirement of notes	-	-	26	5
Gain on asset sales	(1)	-	(5)	(3)

Adjusted EBITDA	$53	$31	$386	$364

Exhibit 2

Segment EBIT was significantly impacted by unrealized non-cash foreign currency exchange gains and losses, and gains on assets sales, which are detailed in the tables below:

	Quarter Ended		Year Ended
	December 31, 2011	January 1, 2011	December 31, 2011	January 1, 2011
Fresh Fruit	(In millions)
Revenues	$1,026	$1,064	$5,024	$4,793

EBIT:
Fresh fruit products	$1	$(19)	$202	$120
Charges for restructuring and long-term receivables	(8)	(8)	(30)	(33)
Gain on legal settlement, net	-	-	-	27
Unrealized gain on foreign currency and fuel hedges	-	-	(2)	-
Net loss on long-term Japanese Yen hedges	-	-	(1)	-
Foreign currency exchange gain (loss) on vessel obligations	-	2	-	3
Net unrealized gain on foreign denominated instruments	-	-	-	-
Share-based compensation	(1)	-	(2)	(2)
Gain on asset sales	2	-	5	3

Total Fresh fruit EBIT	$(6)	$(25)	$172	$118

	Quarter Ended		Year Ended
	December 31, 2011	January 1, 2011	December 31, 2011	January 1, 2011
Fresh Vegetables	(In millions)
Revenues	$216	$208	$1,002	$978

EBIT:
Fresh vegetables products	$7	$2	$32	$29
Share-based compensation	-	-	(1)	-
Gain on legal settlement	-	5	-	5

Total Fresh vegetables EBIT	$7	$7	$31	$34

	Quarter Ended		Year Ended
	December 31, 2011	January 1, 2011	December 31, 2011	January 1, 2011
Packaged Foods	(In millions)
Revenues	$294	$285	$1,197	$1,121

EBIT:
Packaged foods products	$33	$28	$100	$105
Unrealized gain (loss) on foreign currency hedges	1	1	(2)	2
Net unrealized gain on foreign denominated instruments	-	-	(1)	-

Total Packaged Foods EBIT	$34	$29	$97	$107

Exhibit 3 - Reconciliation of Income (loss) from continuing operations to Comparable Income (loss) from continuing operations (Unaudited):

	$0000.00	$0000.00	$0000.00	$0000.00
	Quarter Ended
	December 31, 2011		January 1, 2011
	(In millions, except per share data)
		Earnings per share		Earnings per share
Income (loss) from continuing operations	$4	$0.05	$(36)	$(0.41)
Net unrealized (gain) loss on derivative instruments, net of income taxes of $0.4 million and $0.3 million	(1)	(0.01)	6	0.07
Net gain on long-term Japanese yen hedges, net of income taxes of ($1.5) millions	(1)	(0.01)	-	-
Charges for restructuring and long-term receivables, net of income taxes of ($1.9) million and ($0.3 million)	6	0.07	7	0.09
Foreign currency exchange gain on vessel obligations, net of income taxes[1]	-	-	(1)	(0.02)
Net unrealized gain on foreign denominated instruments, net of income taxes[1]	(2)	(0.03)	(4)	(0.04)
Share-based compensation, net of income taxes of ($2.9) million and ($2.0) million	(1)	(0.01)	-	-
Refinancing charges and loss on early retirement of notes, net of income taxes of ($6.8) million and $0	(7)	(0.08)	-	-
Gain on legal settlements, net of income taxes of $0 and $2.0 million[2]	-	-	(3)	(0.04)
Gain on asset sales, net of income taxes of $1.2 million and $0	-	-	-	-

Comparable Income (loss) from continuing operations	$(2)	$(0.02)	$(31)	$(0.35)

[1]	There was no income tax impact for this reconciling item.
[2]

Last year, we included the gain on legal settlement, net of income taxes, in Comparable Income (loss) from continuing operations. We have excluded this one-time gain from the historical periods in the current presentation.

	$0000.00	$0000.00	$0000.00	$0000.00
	Fiscal Year
	December 31, 2011		January 1, 2011
	(In millions, except per share data)
		Earnings per share		Earnings per share
Income (loss) from continuing operations	$42	$0.47	$(34)	$(0.39)
Net unrealized loss on derivative instruments, net of income taxes of $0.2 million and $0.3 million	7	0.08	65	0.75
Net loss on long-term Japanese yen hedges, net of income taxes of $(1.5) million	19	0.22	-	-
Charges for restructuring and long-term receivables, net of income taxes of ($1.9) million and ($0.3 million)	28	0.33	32	0.37
Foreign currency exchange gain on vessel obligations, net of income taxes[1]	-	-	(2)	(0.03)
Net unrealized loss on foreign denominated instruments, net of income taxes of ($0.2) million and $0	3	0.03	3	0.04
Share-based compensation, net of income taxes of ($2.9) million and ($2.0) million)	6	0.07	5	0.05
Refinancing charges and loss on early retirement of notes, net of income taxes of ($6.8) million and ($0.5) million	19	0.22	4	0.05
Gain on legal settlements, net of income taxes of $0 and $2.0 million[2]	-	-	(30)	(0.35)
Gain on asset sales, net of income taxes of $1.2 million and $0.2 million	(3)	(0.04)	(3)	(0.03)

Comparable Income from continuing operations	$121	$1.38	$40	$0.46

[1]	There was no income tax impact for this reconciling item.
[2]

Last year, we included the gain on legal settlement, net of income taxes, in Comparable Income (loss) from continuing operations. We have excluded this one-time gain from the historical periods in the current presentation.